SASCO 336XS Class M1 - ACA

Assumption							ACA FRM Prepayment Stress
100% P&I Advance							Month	CPR
Trigger Functional							1	1.47
12 Months Lag							2	2.93
Prepay inclusive of defaults							3	4.40
To Maturity							4	5.87
Flat LIBOR							5	7.33
							6	8.80
							7	10.27
							8	11.73
Severity Stresses	CPR	Severity	WAL	CDR	Cum Net Loss	Principal Writedown (if any)	9	13.20
	Vector	40%	11.04	6.21%	8.49%	0.00	10	14.67
	Vector	50%	11.02	4.92%	8.37%	0.00	11	16.13
	Vector	70%	10.94	3.47%	8.21%	0.00	12	17.60
							13	19.07
							14	20.53
Prepayment Stresses	CPR	Severity	WAL	CDR	Cum Net Loss	Principal Writedown (if any)	15	22.00
	15%	40%	21.48	5.58%	12.76%	0.00	16	22.43
	40%	50%	8.37	4.80%	4.81%	0.00	17	22.87
	50%	70%	6.23	3.74%	3.90%	0.00	18	23.30
							19	23.73
							20	24.17
							21	24.60
							22	25.03
							23	25.47
							24	25.90
							25	26.33
							26	26.77
							27	27.20
							28	27.63
							29	28.07
							30	28.50
							31	28.93
							32	29.37
							33	29.80
							34	30.23
							35	30.67
							36	31.10
							37	31.53
							38	31.97
							39	32.40
							40	32.83
							41	33.27
							42	33.70
							43	34.13
							44	34.57
							45	35.00
							46	35.00
							47	35.00
							48	35.00
							49	35.00
							50	35.00
							51	35.00
							52	35.00
							53	35.00
							54	35.00
							55	35.00
							56	35.00
							57	35.00
							58	35.00
							59	35.00
							60 onward	35.00

	At Pricing Speed to Maturity
	WAL	Mod. Duration	Factor at 10 years
Class - M1	5.92	4.71	12%

	At Pricing Speed to Call
	WAL	Mod. Duration	Factor at 10 years
	5.52	4.48	0%

	Slow Pricing Speed to 75% of Expected - to maturity
	WAL	Mod. Duration	Factor at 10 years
	7.83	5.86	26%